U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                              FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  June 9, 1999

                     REAL GOODS TRADING CORPORATION
         (Exact name of registrant as specified in its charter)

        California              0-22524            68-0227324
 (State or other jurisdiction  (Commission         (IRS Employer
        of incorporation)       File Number)        ID Number)

  3440 Airway Drive, Santa Rosa, CA                95403
(Address of principal executive offices)         (Zip code)

            Registrant's telephone number  (707) 542-2600

Contact:  Les Seely, Chief Financial Officer
         (707) 521-4410

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.
For Immediate Release
For More Information:
John Schaeffer, CEO; 707.521.4444
Mark Swedlund, President; 707.521.4400

REAL GOODS ELECTS MARK SWEDLUND PRESIDENT

Santa Rosa, California, 9 June 1999... Real Goods Trading Corporation (Nasdaq: RGTC, Chicago Exchange: RGT), a California based retailer of environmental and renewable energy products using catalogs, retail stores, and the Internet announced today that Mark Swedlund has been elected President of the Company, reporting to CEO and Founder John Schaeffer. His first day will be June 14, 1999.

Mr. Swedlund, a marketing executive, has over 20 years of experience working in the catalog and retail industries and most recently with Internet businesses. He previously served as Divisional President of Foster & Gallagher, Inc., one of America's largest direct-response retailers, where he played the lead role in F&G's acquisition and integration of six catalog businesses. He created and built F&G's multi-brand Children's Group, including HearthSong, with its six San Francisco Bay Area retail stores, where he served as President for four years. During his seven years with F&G, Mr. Swedlund had directly reporting to him, in addition to HearthSong; The Popcorn Factory, Mauna Loa Gifts, David Kay Garden & Gift, Magazine Marketplace Telemarketing, Inc. and others. He had responsibility for the corporate inbound call center, a 300-seat operation.

Prior to Foster and Gallagher, Mr. Swedlund was a partner for eight years in the Silbert Group, a direct marketing consulting firm and before that worked with Kestnbaum and Company, a Chicago-based database consulting firm. He has been an active member of the direct marketing community for 20 years and a frequent speaker at industry events. He holds both a BA and an MBA from the University of Chicago.

"We are extremely fortunate to be working with Mark Swedlund as our new President," said CEO John Schaeffer. "Mark brings to us a wealth of experience and the depth of vision and experience required to lead our team to significant sales and earnings growth in the realization of our strategic plan through expansion of our internet, retail, and catalog channels."

"Real Goods has proven itself to be the world's leading source for solar, renewable energy, and products for an ecologically sustainable future," said incoming President, Mark Swedlund. "The Company has a fabulous brand name, a fiercely loyal customer following, and a dedicated and talented team of employees. With our visions so closely aligned, my goal will be to harness these assets to allow the Company to achieve consistent strong growth and healthy profitability."

Real Goods Trading Corporation sells a broad range of renewable energy and sustainable living products through its catalogs and retail stores and on its website (www.realgoods.com) (call
1.800.762.7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The Company's common stock is publicly traded on the Chicago Stock Exchange under the symbol "RGT", on the Nasdaq Small Cap market under the symbol "RGTC", and through a bulletin board maintained on its web site (http://www.realgoods.com).
                                SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              REAL GOODS TRADING CORPORATION
                                        (Registrant)

Date: June 09, 1999             By:[S]JOHN SCHAEFFER
                                      John Schaeffer
                                      Chief Executive Officer